EXHIBIT 32

     CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In  connection  with  the  Quarterly  Report  of  Forsyth  Bancshares, Inc. (the
"Company") on Form 10-QSB for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy M. Perry, Chief Executive Officer of the Company, and I, Timothy D. Foreman, Chief Financial officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                   /s/  Timothy M. Perry
                                   ---------------------------------------------
                                   Timothy M. Perry, President and C.E.O.
                                   (Principal Executive Officer)





                                   /s/ Timothy D. Foreman
                                   ---------------------------------------------
                                   Timothy D. Foreman, C.F.O.
                                   (Principal Financial and Accounting Officer)


November 10, 2003